SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  November 17, 1994




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000






Item 5.  Other Events

A.   Diablo Canyon Nuclear Power Plant - Diablo Canyon Rate Case
     Settlement

As previously disclosed, in August 1994 the Division of Ratepayer Advocates (DRA) of the California Public Utilities Commission
(CPUC) filed a petition seeking to modify the CPUC's 1993 order refusing to reconsider the Diablo Canyon Rate Case Settlement (Diablo Settlement). The DRA requested that the CPUC modify its earlier decision for the purpose of reopening the Diablo Settlement to consider modification of the payment methodology included in the Diablo Settlement. In addition, the DRA recommended that the price paid for electricity generated by the Diablo Canyon Nuclear Power Plant (Diablo Canyon) be frozen at the 1994 price level. On October 19, 1994, an Administrative Law Judge (ALJ) of the CPUC issued a ruling on the DRA's petition, scheduling a hearing for December 20, 1994 on the DRA's petition, and ordering the parties to submit affidavits and exhibits in support of or opposed to DRA's motion prior to the hearing.

On November 16, 1994, the Company filed a motion with the CPUC requesting that the hearing be delayed pending discussions among the parties which might resolve the issues raised by the DRA's petition without further litigation. The Company's motion was supported by the DRA, the California Attorney General and several other parties and groups representing energy consumers. If the Company's motion is granted, the hearing on the DRA's petition would be rescheduled to January 13, 1995.

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



                                 THOMAS C. LONG
                              By ________________________________
                                 THOMAS C. LONG
                                 Controller




Dated:  November 17, 1994